UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2020

NAVSIGHT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39493	85-1276957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12020 Sunrise Valley Drive

Suite 100

Reston, Virginia 20191

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (571) 500-2236

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of Each Exchange on Which Registered

Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	NSH.U	The New York Stock Exchange

Class A Common Stock, par value $0.0001 per share	NSH	The New York Stock Exchange

Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	NSH WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 29, 2020, NavSight Holdings, Inc. (the “Company”) issued a press release, a  copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that holders of the Company’s public units (the “Units”) sold in the Company’s initial public offering of 23,000,000 Units completed on September 14, 2020 may elect to separately trade the shares of Class A common stock, par value $0.0001 (the “Class A Common Stock”) and warrants (the “Warrants”) included in the Units commencing on November 2, 2020.  Each Unit consists of one share of Class A Common Stock and one-half of one redeemable Warrant.  Those Units not separated will continue to trade on the New York Stock Exchange under the symbol “NSH.U”. The Class A Common Stock and the Warrants will trade on the New York Stock Exchange under the symbols “NSH” and “NSH WS”, respectively. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade.  Holders of the Units will need to have their brokers contact American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, in order to separate the Units into shares of Class A Common Stock and Warrants.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 29, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVSIGHT HOLDINGS, INC.

	By:	/s/ Jack Pearlsetin
		Name:	Jack Pearlstein
		Title:	Chief Financial Officer

Dated: October 29, 2020